UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of April 1, 2022, Chris Moser, Executive Vice President, Operations of NRG Energy, Inc. (the “Company”), transferred to a newly created leadership role with the Company as the Company’s Head of Competitive Markets and Policy. In this position, Mr. Moser will leverage his experience by promoting competitive markets and advancing the Company’s initiatives for customer choice in all states.

Effective April 1, 2022, Robert Gaudette, Senior Vice President, NRG Business of the Company, was promoted to Executive Vice President, NRG Business, and will be responsible for all products and services the Company sells to commercial, industrial and other businesses, as well as oversight of the power and natural gas marketing and trading businesses. Mr. Gaudette, age 49, has been with the Company since December 2012.

Mr. Gaudette will receive a base salary increase of $27,835 resulting in an annual base salary of $580,000. Mr. Gaudette will participate in the Company’s Annual Incentive Plan with a target level of 100% of his base salary and a maximum level of 200% of his base salary. He will also participate in the Company’s Long-Term Incentive Plan valued at 250% of his base salary, which will consist of a combination of restricted stock units and relative performance stock units, or other design as determined by the Compensation Committee. In addition, Mr. Gaudette will continue to be a participant in the Company’s Executive Change in Control and General Severance Plan. There are no transactions between Mr. Gaudette and the Company that are required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: April 1, 2022	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

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